   As filed with the Securities and Exchange Commission on September 7, 1995
                                                      Registration No. 33-
================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          PRIDE PETROLEUM SERVICES, INC.
              (Exact name of registrant as specified in its charter)

                LOUISIANA                                76-0069030
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
       incorporation or organization)

                         1500 CITY WEST BLVD., SUITE 400
                              HOUSTON, TEXAS 77042
                                 (713) 789-1400
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ----------------
                                  PAUL A. BRAGG
                    VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          PRIDE PETROLEUM SERVICES, INC.
                         1500 CITY WEST BLVD., SUITE 400
                               HOUSTON, TEXAS 77042
                                  (713) 789-1400
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)

                                 ----------------
                                    Copies to:
         ROBERT W. RANDALL                           J. DAVID KIRKLAND, JR.
         PRIDE PETROLEUM SERVICES, INC.              BAKER & BOTTS, L.L.P.
         1500 CITY WEST BLVD., SUITE 400             3000 ONE SHELL PLAZA
         HOUSTON, TEXAS 77042                        HOUSTON, TEXAS  77002
         (713) 789-1400                              (713) 229-1101
                                 ----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
| TITLE OF EACH |            |                  |                 |            |
|    CLASS OF   |   AMOUNT   | PROPOSED MAXIMUM | PROPOSED MAXIMUM|  AMOUNT OF |
| SECURITIES TO |   TO BE    | OFFERING PRICE   |    AGGREGATE    |REGESTRATION|
| BE REGISTERED | REGESTERED |  PER UNIT (1)    |OFFERING PRICE(1)|     FEE    |
- --------------------------------------------------------------------------------
|               |            |                  |                 |            |
| Common Stock, | 1,395,000  |     $9.375       |   $13,078,125   |  $4,509.70 |
|  no par value |   shares   |                  |                 |            |
|               |            |                  |                 |            |
================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices reported by the NASDAQ National Market System on September 6, 1995.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                Subject to Completion, dated September 7, 1995
PROSPECTUS

                                1,395,000 SHARES

                          PRIDE PETROLEUM SERVICES, INC.

                                  COMMON STOCK
                                 (no par value)
                                 --------------

      This Prospectus relates to up to 1,395,000 shares (the "Shares") of common stock, no par value (the "Common Stock"), of Pride Petroleum Services, Inc. ("Pride" or the "Company") which may be offered and sold by the selling shareholders named herein (the "Selling Shareholders") pursuant to this Prospectus from time to time. The Shares constitute approximately 5.7% of Pride's outstanding Common Stock. See "Selling Shareholders."

      The Shares may be offered and sold by the Selling Shareholders from time to time directly or through agents designated from time to time or to or through broker-dealers designated from time to time. The Shares may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Shareholder, or to a broker-dealer acting as principal. See "Plan of Distribution."

      Pride will receive no portion of the proceeds of the sale of the Shares offered hereby and will bear certain of the expenses incident to their registration. Pride also has agreed to indemnify the Selling Shareholders and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the Selling Shareholders or any such underwriters may be required to make in respect thereof. See "Plan of Distribution" and "Selling Shareholders."

      The Shares have not been registered for sale under the securities laws of any state or jurisdiction as of the date of this Prospectus. Brokers or dealers effecting transactions in the Shares should confirm the existence of any exemption from registration or the registration thereof under the securities laws of the states in which such transactions occur.

      The Common Stock is traded on the NASDAQ National Market System under the symbol "PRDE." On September 6, 1995, the last reported sales price of the Common Stock as reported by the NASDAQ National Market System was $9.375 per share.
                                 --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                                 --------------


                   The date of this Prospectus is             , 1995

      NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PRIDE, BY THE SELLING SHAREHOLDERS OR BY ANY UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. UNDER NO CIRCUMSTANCES SHALL THE DELIVERY OF THIS PROSPECTUS OR ANY SALE MADE PURSUANT TO THIS PROSPECTUS CREATE ANY IMPLICATION THAT INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                                TABLE OF CONTENTS

Available Information . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
Incorporation of Certain Documents By Reference . . . . . . . . . . . . . .    3
The Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Description Of Capital Stock. . . . . . . . . . . . . . . . . . . . . . . .    4
Selling Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
Independent Public Accountants. . . . . . . . . . . . . . . . . . . . . . .    9

                              AVAILABLE INFORMATION

      Pride is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at the regional offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Common Stock is traded on the NASDAQ National Market System.

      This Prospectus, which constitutes part of a registration statement (the "Registration Statement") filed by Pride with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and the exhibits thereto, which may be obtained at the public reference facilities maintained by the Commission as provided in the preceding paragraph, for further information with respect to Pride and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents, which have been filed by Pride with the Commission pursuant to the Exchange Act (File No. 0-16961), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

      (a)  Annual Report on Form 10-K for the year ended December 31, 1994; and

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995; and

      (c) Current Report on Form 8-K filed on April 6, 1995, as amended by an amendment on Form 8-K/A filed on June 2, 1995.

      All documents filed by Pride pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus, in a supplement to this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this Prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Pride hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to Pride at its principal executive offices located at 1500 City West Blvd., Suite 400, Houston, Texas 77042, Attention: Paul A. Bragg (telephone number: (713) 789-1400).

                                   THE COMPANY

      Pride Petroleum Services, Inc. is the second largest well servicing contractor in the world, providing well servicing, workover, completion and plugging and abandonment services for the domestic and international oil and gas industry. The Company s fleet of rigs consists of approximately 429 land rigs divided among three operating regions in the United States, approximately 65 land rigs deployed in international markets, 22 offshore platform rigs located in the Gulf of Mexico and two drilling/workover barge rigs located in Venezuela. The Company performs maintenance and workovers necessary to operate producing oil and gas wells efficiently. In these jobs, the Company generally furnishes a workover rig and the crew to operate the rig. The Company also provides services for the completion of newly drilled oil and gas wells, and plugging and abandonment services at the end of a well s useful life. In addition, the Company provides contract drilling services in certain international and offshore markets.

      The Company is a Louisiana corporation which was organized in 1988 as the successor to a company incorporated in 1968. The Company was acquired by DEKALB Energy Corporation in 1978 and operated as a subsidiary until 1988, when DEKALB effected a tax-free distribution of all the Company s outstanding shares to the DEKALB shareholders. As a result, Pride became an independent publicly traded company as of September 1, 1988.

      Pride's principal executive offices are located at 1500 City West Blvd., Suite 400, Houston, Texas 77042, and its telephone number at such address is
(713) 789-1400.

                          DESCRIPTION OF CAPITAL STOCK

      The Company has 45,000,000 authorized shares of capital stock, consisting of 40,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value. To date no series of Preferred Stock has been designated.

      The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Restated Articles of Incorporation of the Company, as amended (the "Articles"), a copy of which has been filed as an exhibit to the Registration Statement.

COMMON STOCK

      Holders of Common Stock are entitled to one vote per share on each matter to be voted upon by the shareholders of the Company. Dividends may be paid to the holders of Common Stock when, as and if declared by the Board of Directors out of funds legally available for such purpose. Holders of Common Stock have no conversion, redemption, cumulative voting or preemptive rights. In the event of any liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and all other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the Common Stock are entitled, the holders of Common Stock will be entitled to share ratably in any remaining assets of the Company. All outstanding shares of Common Stock, including the Shares, are duly and validly issued, fully paid and nonassessable.

      The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

PREFERRED STOCK

      Shares of each series of Preferred Stock will have such rights and preferences as are fixed by the Board of Directors in the resolution or resolutions authorizing the issuance of that particular series. In designating any series of Preferred Stock, the Board of Directors has the authority, without further action of the holders of Common Stock, to fix the number of shares constituting that series and to fix the preferences, limitations and relative rights of the series, including the dividend rights, dividend rate, terms and prices of redemption, liquidation preferences, sinking fund rights, conversion rights and voting rights. It is expected that the holders of any series of Preferred Stock, when and if issued, will have priority with respect to dividends and any distributions upon liquidation of the Company, and may have other preferences over the holders of the Common Stock, including the preferential right to elect directors in the event dividends on the Preferred Stock are not paid for a specified period. Although the Company has no present intent to issue shares of Preferred Stock, the issuance of Preferred Stock could be used to discourage an unsolicited acquisition proposal or otherwise have an anti-takeover effect.

CERTAIN PROVISIONS OF THE ARTICLES, BYLAWS AND LOUISIANA LAW

      The Articles, the Company's Bylaws (the "Bylaws") and Louisiana law contain certain other provisions that may impede an unsolicited takeover attempt or otherwise have an anti-takeover effect.

DIRECTOR TERMS AND RELATED PROVISIONS

      The Articles provide that the members of the Board of Directors of the Company will be elected for terms of five years and until their successors are elected and qualified. The Articles further provide that the number of directors will be as designated in the Bylaws, provided that no amendment to the Bylaws to decrease the number of directors shall shorten the term of any incumbent director. The Bylaws provide for six directors and in addition provide that the Bylaws may be amended by shareholders only upon the affirmative vote of at least 80% of the total voting power. In addition, the Articles provide that any vacancy on the Board of Directors may be filled by a vote of at least two-thirds of the directors then in office, and a director elected to fill a vacancy shall serve until the next shareholders' meeting held for the election of directors generally, provided that the shareholders, have the right at a special meeting, if called for such purpose prior to such action by the Board of Directors, to fill a vacancy. The Articles also provide that directors may be removed only for cause and only by the affirmative vote of not less than 80% of the voting power, provided that the removal may only be effected at a meeting of shareholders called for that purpose.

SHAREHOLDER MEETINGS

      The Articles and the Bylaws provide that special meetings of shareholders may be called by any shareholder or group of shareholders holding in the aggregate at least 80% of the total voting power, or by the Chairman of the Board, the President or the Board of Directors of the Company. In addition, Louisiana law provides for shareholder action by written consent only if all shareholders sign such consents, unless the articles of incorporation provide for consent by fewer than all shareholders. The Articles do not so provide.

SHAREHOLDER NOMINATIONS OF DIRECTORS

      The Articles provide that only persons who are nominated by, or at the direction of, the Board of Directors of the Company or by a shareholder who has given timely notice to the Secretary of the Company prior to the meeting at which directors are to be elected will be eligible for election as directors.
To be timely, notice must be received by the Company at its principal executive offices not less than 45 days nor more than 90 days prior to the meeting (or, if less than 55 days notice or prior public disclosure of the meeting date is given or made to shareholders, not later than the tenth day following the day on which such notice was mailed or such prior public disclosure was made). Notice to the Company from a shareholder who proposes to nominate a person at a meeting for election as a director must contain certain specified information about that person.

SUPERMAJORITY VOTE FOR CERTAIN BUSINESS COMBINATIONS

      The Articles provide that no Business Combination (as hereinafter defined) shall be effected unless it is approved at the shareholders' meeting called for that purpose by the affirmative vote of 80% of the total voting power of the holders of voting securities or other obligations with voting power (excluding such securities and obligations owned by an Acquiring Entity (as hereinafter defined) and its affiliates). In addition to the voting requirements, no Business Combination may be effected without first satisfying substantive conditions with regard to: (i) the consideration to be received by shareholders;
(ii) certain restrictions prohibiting the Acquiring Entity from purchasing voting securities or obligations with voting power subsequent to becoming an Acquiring Entity but prior to any Business Combination; (iii) the dividends paid on the outstanding stock of the Company; (iv) certain restrictions prohibiting the Acquiring Entity from receiving the benefit of any financial assistance of the Company or making any major change in the Company's business or equity capital structure without unanimous approval of the directors; and (v) the distribution of a proxy statement containing any recommendations by the directors and the opinion of a reputable investment banking firm as to the fairness of the terms of the Business Combination.

      These requirements will not apply to a Business Combination that (i) is approved by a majority of directors unaffiliated with the Acquiring Entity who were directors prior to an Acquiring Entity's becoming such (or certain successors) (the "Continuing Directors"), if there are at least three Continuing Directors or (ii) involves solely either (A) transfer of assets of the Company to a subsidiary wholly owned by the Company or (B) a merger or consolidation with or into a successor corporation, as long as the percentages of shareholder ownership remain the same and the successor corporation's articles of incorporation contain the same provisions as the Articles.

      A "Business Combination" is defined in the Articles as: (i) any merger or consolidation of the Company with or into any entity unrelated to the Company which is the beneficial owner of securities representing 30% or more of the voting power of Company securities or other obligations of the Company granting voting rights (an "Acquiring Entity") or any affiliate thereof; (ii) any sale or other disposition of all or substantially all of the assets of the Company to an Acquiring Entity or any affiliate thereof; (iii) any sale or other disposition to the Company or any subsidiary thereof of any assets in exchange for which an Acquiring Entity or any affiliate thereof becomes the beneficial owner of either
(A) voting securities of the Company or any subsidiary thereof or (B) other obligations of the Company granting voting rights; (iv) any transaction designed to decrease the number of holders of the Company's voting securities remaining after an Acquiring Entity has become an Acquiring Entity; or (v) the adoption of any plan or proposal for the liquidation or dissolution of the Company in which anything other than cash will be received by an Acquiring Entity or any affiliates thereof.

LOUISIANA LAW

      Louisiana law requires that certain transactions, such as mergers, consolidations or share exchanges, with a shareholder beneficially owning 10% or more of the voting power of the corporation (an "Interested Shareholder") or its affiliates be recommended by the board of directors and approved by the affirmative vote of (i) 80% of the votes entitled to be cast by outstanding shares of the corporation's voting stock and (ii) two-thirds of the votes entitled to be cast by holders of voting stock other than the Interested

Shareholder and its affiliates. These voting requirements do not apply to such transactions if the transaction (i) does not alter the contract rights of the stock or change or convert, in whole or in part, the outstanding shares of the corporation or (ii) satisfies certain requirements with regard to the consideration to be received by shareholders and certain procedural requirements.

OTHER PROVISIONS

      The Articles and Louisiana law provide that the Board of Directors of the Company, when evaluating a tender offer or an offer to make a tender or exchange offer or to effect a Business Combination, may, in exercising its judgment in determining what is in the best interests of the Company and its shareholders, consider the following factors and any other factors that it deems relevant: (i) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Company, but also (A) the market price for the capital stock of the Company over a period of years, (B) the estimated price that might be achieved in a negotiated sale of the Company as a whole or in part or through orderly liquidation, (C) the premiums over market price for the securities of other corporations in similar transactions, (D) current political, economic and other factors bearing on securities prices and (E) the Company's financial condition and future prospects; (ii) the social and economic effects of such transaction on the Company, its subsidiaries or their employees, customers, creditors and the communities in which the Company and its subsidiaries do business; (iii) the business and financial condition and earnings prospects of the acquiring party or parties, including, but not limited to, debt service and other existing or likely financial obligations of the acquiring party or parties, and the possible effect of such conditions upon the Company and its subsidiaries and the communities in which the Company and its subsidiaries do business; and (iv) the competence, experience and integrity of the acquiring party or parties and its or their management.

AMENDMENT OF CERTAIN PROVISIONS OF THE ARTICLES AND BYLAWS

      The Articles provide, with certain exceptions, that the holders of 80% of the total voting power are required to amend certain provisions of the Articles. The Bylaws provide that the Bylaws may be amended or repealed only by (i) a majority of the entire Board of Directors at any time when there is no Acquiring Entity, (ii) both a majority of the entire Board of Directors and a majority of the Continuing Directors at any time when there is an Acquiring Entity or (iii) the affirmative vote of the holders of at least 80% of the total voting power.

                              SELLING SHAREHOLDERS

      This Prospectus constitutes a part of the Registration Statement filed by the Company pursuant to registration rights granted to the Selling Shareholders. The Company will pay certain expenses of registering the Shares, including the registration and filing fees, printing expenses and the fees and disbursements of the counsel and accountants for the Company. The Company will indemnify the Selling Shareholders and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or to contribute to payments the Selling Shareholders or any such underwriters may be required to make in respect thereof. The Selling Shareholders will pay any fees and disbursements of their counsel and all brokerage commissions, if any, applicable to the Shares sold by them.

      This Prospectus covers offers from time to time by the Selling Shareholders of all Shares owned by them. The following table sets forth certain information as of August 1, 1995 with respect to the ownership of Common Stock by the Selling Shareholders:
                                      SHARES OF COMMON           PERCENT OF
   NAME OF SELLING SHAREHOLDER         STOCK OWNED (1)       OUTSTANDING SHARES
   ---------------------------        ----------------       ------------------
Workhorse IV, Inc.                          54,950 (2)                *
Workhorse IX, Inc.                         290,450 (2)              1.2%
Blocker Investments, Inc.                  164,850 (2)                *
W. Investments, Inc.                        82,425 (2)                *
Horizon Rig Co., Inc.                       27,475 (2)                *
L & W Oil & Gas, Inc.                      109,900 (2)                *
IDES Corporation                            54,950 (2)                *
Raymond H. Eaves                           184,100                    *
Billy D. Cooper                             15,900                    *
Jorge E. Estrada M.                        410,000                  1.7%
- -------------------------
*  Less than 1%.

(1) Because the Selling Shareholders may offer all or any portion of the Shares pursuant to this Prospectus, no estimate can be given as to the number of shares of Common Stock that will be held by the Selling Shareholders upon termination of any such sales.

(2) These Shares were received by Offshore Rigs, L.L.C. ("Offshore Rigs") in connection with Pride's purchase of the assets of Offshore Rigs. Offshore Rigs has distributed these shares to its members, as shown in the table. One half of such shares currently remain subject to an escrow arrangement with respect to claims Pride may make under the acquisition agreement.


      The Shares held by the Selling Shareholders were received by them in connection with transactions in which Pride purchased businesses in which the respective Selling Shareholders held interests. A total of 130,000 of the Shares held by Mr. Estrada were received upon his net exercise of warrants received by him in one such transaction. Mr. James Harper and Messrs. Eaves, Cooper and Estrada were, prior to Pride s purchase, executive officers of the businesses purchased by Pride in which they had interests. (Workhorse IV, Inc. and Workhorse IX, Inc. are corporations controlled by James Harper.) Mr. Harper became Vice President of Pride Offshore, Inc. in connection with Pride s purchase of the assets of Offshore Rigs, L.L.C. Messrs. Eaves and Cooper became employees of the Company in connection with Pride's purchase of X-Pert Enterprises, Inc. from them; Mr. Eaves has since left the Company. Mr. Estrada became a director of Pride and President of Pride Petrotech S.A.M.P.I.C., a subsidiary of the Company, in connection with Pride s purchase from Mr. Estrada. No Selling Shareholder has, within the past three years, held any position, office or other material relationship with the Company or any of its predecessors or affiliates, except as noted above.

                              PLAN OF DISTRIBUTION

      The Shares may be offered and sold by the Selling Shareholders from time to time directly or through agents designated from time to time or to or through broker-dealers designated from time to time. The Shares may also be sold by the Selling Shareholders pursuant to Rule 144 to the extent such sales may be made in compliance with Rule 144.

      The distributions of the Shares may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares may be sold through a broker-dealer acting as agent or broker for a Selling Shareholder, or to a broker-dealer acting as principal. In the latter case, the broker-dealer may then resell such shares to the public at varying prices to be determined by any such broker-dealer at the time of resale.

      The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discount or commission received by them and any profit realized by them on the resale of Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

      At the time a particular offering of Common Stock is made hereunder, to the extent required by law, a Prospectus Supplement will be distributed which will set forth the amount of Common Stock being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, broker-dealers or agents, the purchase price paid by any underwriter for the Common Stock purchased from the Selling Shareholders, any discounts, commissions or other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed, reallowed or paid to dealers.

                                  LEGAL OPINION

      Certain legal matters in connection with the Shares offered hereby will be passed upon for Pride by Robert W. Randall, Vice President, General Counsel and Secretary of the Company. Mr. Randall has options to purchase 110,000 shares of Common Stock.

                          INDEPENDENT PUBLIC ACCOUNTANTS

      The consolidated balance sheet of the Company as of December 31, 1994 and 1993, and the related consolidated statements of operations, changes in shareholders equity, and cash flows for each of the three years in the period ended December 31, 1994, and the related schedules, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in auditing and accounting. With respect to the unaudited interim financial information for the periods ended March 31 and June 30, 1995 and 1994, incorporated by reference in this Prospectus, Coopers & Lybrand L.L.P. has reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report related to the interim financial information incorporated by reference herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Coopers & Lybrand L.L.P. is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

      The consolidated balance sheets of X-Pert Enterprises, Inc. and subsidiaries as of February 28, 1995 and March 31, 1994, and the related consolidated statements of earnings, stockholders' equity and cash flows for the eleven months and year then ended, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Johnson, Miller & Co., independent certified public accountants, given on the authority of that firm as experts in auditing and acounting.

                                     PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      All expenses (other than underwriting discounts and commissions and fees and expenses of legal or other advisers to the Selling Shareholders) in connection with the offering described in this Registration Statement will be paid by Pride. Such expenses are as follows:*

      Securities and Exchange Commission registration fee . . . . .    $   4,510
      Printing expenses . . . . . . . . . . . . . . . . . . . . . .       10,000
      Accounting fees and expenses. . . . . . . . . . . . . . . . .       10,000
      Legal fees and expenses . . . . . . . . . . . . . . . . . . .       10,000
      Blue Sky fees and expenses. . . . . . . . . . . . . . . . . .        7,500
      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .        2,990
                                                                       ---------
            Total . . . . . . . . . . . . . . . . . . . . . . . . .    $  45,000
                                                                       =========
- ---------
* The amounts set forth, except for the filing fees for the Securities and Exchange Commission, are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 83 of the Business Corporation Law of the State of Louisiana gives corporations the power to indemnify officers and directors under certain circumstances. Article IX of the Registrant s Restated Articles of Incorporation and Section 13 of the Registrant s Bylaws contain provisions that provide for indemnification of certain persons (including officers and directors).

ITEM 16.  EXHIBITS

EXHIBIT NO.                         DOCUMENT
- -----------                         --------
   *4.1     -- Restated Articles of Incorporation of the Company (Form S-1,
               Registration No. 33-33233, Exhibit 3(a)).
   *4.2     -- Amendment to Restated Articles of Incorporation (Form S-3,
               Registration No. 33-76310, Exhibit 4.2).
   *4.3     -- Bylaws of the Company (Form S-1, Registration No. 33-33233,
               Exhibit 3(b)).
    5       -- Opinion of Robert W. Randall.
   15.1     -- Awareness Letter of Coopers & Lybrand L.L.P.
   23.1     -- Consent of Coopers & Lybrand L.L.P.
   23.2     -- Consent of Johnson, Miller & Co.
   23.3     -- Consent of Robert W. Randall (contained in Exhibit 5).
   24       -- Powers of Attorney (included on the signature page of the registration statement).
- ------------
*  Incorporated by reference as indicated

ITEM 17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 7, 1995.

                                       PRIDE PETROLEUM SERVICES, INC.


                                       By:            RAY H. TOLSON
                                          --------------------------------------
                                          Ray H. Tolson, Chairman of the Board,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints Ray H. Tolson, Paul A. Bragg and Robert W. Randall, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, will full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 7, 1995.

            SIGNATURE                                      TITLE
            ---------                                      -----

             RAY H. TOLSON                    Chairman of the Board, President
- ----------------------------------------         and Chief Executive Officer
            (Ray H. Tolson)                     (Principal Executive Officer)


             PAUL A. BRAGG                     Vice President, Chief Financial
- ----------------------------------------            Officer and Treasurer
            (Paul A. Bragg)                     (Principal Financial Officer)


            EARL W. MCNIEL                         Chief Accounting Officer
- ----------------------------------------        (Principal Accounting Officer)
           (Earl W. McNiel)

            JAMES T. SNEED                                Director
- ----------------------------------------
           (James T. Sneed)


         THOMAS H. ROBERTS, JR.                           Director
- ----------------------------------------
        (Thomas H. Roberts, Jr.)


           JORGE E. ESTRADA M.                            Director
- ----------------------------------------
          (Jorge E. Estrada M.)


             JAMES B. CLEMENT                             Director
- ----------------------------------------
            (James B. Clement)